Report of Independent Registered Public Accounting Firm

To the Board of Trustees of SunAmerica Series Trust and Shareholders for each of the funds listed in the table below

In planning and performing our audits of the financial statements of each of the funds listed in the table below (fifty of the funds of SunAmerica Series Trust, hereafter referred to as the "Funds") as of and for the period/year ended January 31, 2018, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-
SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

SA AB Growth Portfolio
SA AB Small & Mid Cap Value Portfolio (formerly Small & Mid Cap Value
Portfolio)
SA BlackRock VCP Global Multi Asset Portfolio
SA Boston Company Capital Growth Portfolio (formerly Capital Growth
Portfolio)
SA Columbia Technology Portfolio (formerly Technology Portfolio)
SA DFA Ultra Short Bond Portfolio (formerly Ultra Short Bond Portfolio)
SA Dogs of Wall Street Portfolio (formerly "Dogs" of Wall Street
Portfolio)
SA Federated Corporate Bond Portfolio (formerly Corporate Bond
Portfolio)
SA Fixed Income Index Portfolio
SA Fixed Income Intermediate Index Portfolio
SA Franklin Foreign Value Portfolio (formerly Foreign Value Portfolio)
SA Franklin Small Company Value Portfolio (formerly Small Company
Value Portfolio)
SA Goldman Sachs Global Bond Portfolio (formerly Global Bond
Portfolio)
SA Goldman Sachs Multi-Asset Insights Allocation Portfolio
SA Index Allocation 60/40 Portfolio
SA Index Allocation 80/20 Portfoli0
SA Index Allocation 90/10 Portfolio
SA International Index Portfolio
SA Invesco Growth Opportunities Portfolio (formerly Growth
Opportunities Portfolio)
SA Invesco VCP Equity-Income Portfolio (formerly VCPSM Value
Portfolio)
SA Janus Focused Growth Portfolio
SA JPMorgan Balanced Portfolio (formerly Balanced Portfolio)
SA JPMorgan Emerging Markets Portfolio (formerly Emerging Markets
Portfolio)
SA JPMorgan Equity-Income Portfolio (formerly Growth-Income
Portfolio)
SA JPMorgan Global Equities Portfolio (formerly Global Equities
Portfolio)
SA JPMorgan MFS Core Bond Portfolio
SA JPMorgan Mid-Cap Growth Portfolio (formerly Mid-Cap Growth
Portfolio)
SA Large Cap Index Portfolio (formerly Equity Index Portfolio)
SA Legg Mason BW Large Cap Value Portfolio
SA Legg Mason Tactical Opportunities Portfolio
SA MFS Blue Chip Growth Portfolio (formerly Blue Chip Growth
Portfolio)
SA MFS Massachusetts Investors Trust Portfolio
SA MFS Telecom Utility Portfolio (formerly Telecom Utility Portfolio)
SA MFS Total Return Portfolio
SA Mid Cap Index Portfolio
SA Morgan Stanley International Equities Portfolio (formerly International Diversified Equities Portfolio)
SA Oppenheimer Main Street Large Cap Portfolio (formerly Equity Opportunities Portfolio)
SA PIMCO VCP Tactical Balanced Portfolio (formerly VCP Total Return BalancedSM Portfolio)
SA PineBridge High-Yield Bond Portfolio (formerly High-Yield Bond
Portfolio)
SA Putnam International Growth and Income Portfolio (formerly International Growth and Income Portfolio)
SA Pyramis Real Estate Portfolio (formerly Real Estate Portfolio)
SA Schroders VCP Global Allocation Portfolio
SA Small Cap Index Portfolio
SA T. Rowe Price Asset Allocation Portfolio
SA T. Rowe Price VCP Balanced Portfolio
SA VCP Dynamic Allocation Portfolio (formerly SunAmerica Dynamic
Allocation Portfolio)
SA VCP Dynamic Strategy Portfolio (formerly SunAmerica Dynamic
Strategy Portfolio)
SA VCP Index Allocation Portfolio
SA WellsCap Aggressive Growth Portfolio (formerly Aggressive Growth
Portfolio)
SA WellsCap Fundamental Growth Portfolio (formerly Fundamental
Growth Portfolio)

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of each fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of each fund are being made only in accordance with authorizations of management and trustees of the funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of each fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis. Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of January 31, 2018.






This report is intended solely for the information and use of management and the Board of Trustees of SunAmerica Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 29, 2018